Exhibit T3A.7

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

(Incorporating all amendments up to 30 May 2014)

Incorporated on the 9th day of May 2014

ALLEN & GLEDHILL LLP

ONE MARINA BOULEVARD #28-00

SINGAPORE 018989

NOTICE OF RESOLUTION

Company Name	:	UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

Registration No.	:	201413454K

COPY OF SPECIAL RESOLUTIONS PASSED PURSUANT TO AN EXTRAORDINARY GENERAL MEETING DEEMED TO HAVE BEEN HELD ON 30 MAY 2014 SET OUT BELOW:- IT WAS RESOLVED THAT:

Approval and authority be given to the Directors pursuant to Section 160 of the Companies Act (Chapter 50) and in accordance with Article 110 of the Articles of Association of the Company, for the Company to execute and deliver the Relevant Documents.

Special Resolutions to amend the Articles of Association of the Company (the “Articles”)

The Articles be altered as follows:

(1)	New Article 10A

The following be inserted as Article 10A of the Articles immediately after the existing Article 10:

10A	Notwithstanding anything contained in these Articles, the rights, privileges or conditions for the time being attached to or belonging to any class of shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall not be modified, affected, varied, extended or surrendered in any way or manner without the prior written consent of such bank, institution or person (or, as the case may be, such nominee, agent or trustee).

(2)	New Articles 26A and 26B

The following be inserted as Articles 26A and 26B of the Articles immediately after the existing Article 26:

26A

Notwithstanding anything contained in these Articles, (a) any bank, institution or person to whom any shares have been charged by way of security from time to time (or any nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager shall not be required to pay any fee and shall not be required to provide any evidence to prove its title to such shares or to prove the right of the transferor to make the transfer of such shares other than the certificates relating to the shares to be transferred and (b) the directors shall not decline to register any transfer of shares or suspend registration thereof or decline to accept any instrument of transfer where such transfer is requested by any bank, institution or person to whom the shares have been charged by way of security (or, as the case may be, such nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager and where such transfer is executed by such bank, institution, person, nominee, agent, trustee, receiver and/or manager, attorney or delegate pursuant to such security, and a certificate by any officer of such bank, institution, person nominee, agent, trustee, receiver and/or manager, attorney or delegate that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts.

26B	For the avoidance of doubt, nothing contained in these Articles shall apply to restrict, hinder or otherwise prevent any transfer, sale or disposal of shares by any bank, institution or person to whom any shares have been charged by way of security from time to time (or any nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager to any person pursuant to the power of sale under such security.

(3)	New Article 42A

The following be inserted as Article 42A of the Articles immediately after the existing Article 42:

42A	Notwithstanding anything contained in these Articles, any bank, institution or person to whom any shares have from time to time been charged by way of security to secure the chargor’s or any other person’s obligations, liabilities and indebtedness (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall have a first fixed charge over such shares, ranking in priority over the lien expressed to be created under Article 42 (which shall in all respects be subject to such charge), whether the period for the payment, fulfilment, satisfaction or discharge of any obligation, liability and/or indebtedness secured by such charge shall have actually arrived or not, and regardless of when such charge and such security has been created, and such first fixed charge shall extend to ail dividends from time to time declared, paid or payable in respect of such shares.

(4)	New Article 45A

The following be inserted as Article 45A of the Articles immediately after the existing Article 45:

45A

Notwithstanding anything contained in these Articles, no shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall be liable to be forfeited, sold, transferred, disposed of, re-allotted, cancelled or surrendered pursuant to Article 39, 40 or 43.

(5)	New Article 50A

The following be inserted as Article 50A of the Articles immediately after the existing Article 50:

50A	Notwithstanding anything contained in these Articles, no shares or any class of shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall be subject to any consolidation, division, cancellation, subdivision or conversion into any other class of shares in any way or manner without the prior written consent of such bank, institution or person (or, as the case may be, such nominee, agent or trustee of or on behalf of such bank, institution or person).

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

1.	NAME

The name of the Company is UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

2.	REGISTERED OFFICE

The Registered Office of the Company will be situated in the Republic of Singapore.

3.	BUSINESS OR ACTIVITY

Subject to the provisions of the Companies Act, Cap. 50 and any other written law and the Memorandum and Articles of Association, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

4.	LIABILITY OF MEMBERS

The liability of the members is limited.

5.	SHARE CAPITAL

The Company shall have power to consolidate or subdivide the shares and to issue any additional capital as fully paid or partly paid shares and with any special or preferential rights or privileges or subject to any special terms or conditions, and either with or without any special designation, and also from time to time to alter, modify, commute, abrogate or deal with any such rights, privileges, terms, conditions or designations in accordance with the regulations for the time being of the Company.

We, the person whose name, address and occupation are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association and agree to take the number of share in the capital of the Company set opposite our name:-

NAME, ADDRESS AND OCCUPATION OF SUBSCRIBER	Number of share taken by Subscriber.
Tan Eng Heong Jeffery 365 Holland Road #10-03 Singapore 278639	/s/ Tan Eng Heong Jeffery

Director
(authority given under Board resolution passed on 8 May 2014)	One (1) Ordinary Share at a subscription price of USD1.00

For and on behalf of UTAC HOLDINGS LTD. 5 Serangoon North Avenue 5 Singapore 554916
TOTAL NUMBER OF SHARE TAKEN	ONE (1) Ordinary Share

Dated this 9th day of May, 2014.

Witness to the above signature:-

/s/ Chew Pei Tsing

Chew Pei Tsing
Practising Chartered Secretary c/o Allen & Gledhiil LLP
One Marina Boulevard #28-00
Singapore 018989

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

PRELIMINARY

1.	The regulations contained in Table “A” in the Fourth Schedule to the Act shall not apply to the Company, but the following shall, subject to repeal, addition and alteration as provided by the Act or these Articles, be the regulations of the Company.	Table “A” not to apply.

2.	In these Articles, if not inconsistent with the subject or context, the words standing in the first column of the Table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:	Interpretation.

WORDS	MEANINGS

“the Act”	The Companies Act, Cap. 50 or any statutory modification, amendment or re-enactment thereof for the time being in force or any and every other act for the time being in force concerning companies and affecting the Company and any reference to any provision of the Act is to that provision as so modified, amended or re-enacted or contained in any such subsequent Companies Act.

“these Articles”	These Articles of Association or other regulations of the Articles” Company for the time being in force.

“the Company”	The abovenamed Company by whatever name from time to time called.

“Auditors”	The auditors for the time being of the Company.

“Director”	includes any person acting as a Director of the Company and includes any person duly appointed and acting for the time being as an Alternate Director.

“Directors”	The Directors for the time being of the Company or such number of them as have authority to act for the Company.

“dividend”	Includes bonus.

“Member’	A Member of the Company, except that, where the Act requires, excludes the Company where it is a member by reason of its holding of its shares as treasury shares.

“month”	Calendar month.

“Office”	The Registered Office of the Company for the time being.

“paid up”	Includes credited as paid up.

“Register”	The Register of Members.

“Seal”	The Common Seal of the Company or in appropriate cases the Official Seal or duplicate Common Seal.

“Secretary”	The Secretary or Secretaries appointed under these Articles and shall include any person entitled to perform the duties of Secretary temporarily.

“Singapore”	The Republic of Singapore.

“Statutes”	The Act and every other act for the time being in force concerning companies and affecting the Company.

“S$”	The lawful currency of Singapore.

“writing” and “written”	includes printing, lithography, typewriting and any other mode of representing or reproducing words in a visible form.

“year”	Calendar year.

Words denoting the singular number only shall include the plural and vice versa.

Words denoting the masculine gender only shall include the feminine gender.

Words denoting persons shall include corporations.

A reference in these Articles to “holders” of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares.

A reference in these Articles to the Directors shall, in the case where the Company has only one Director, be construed as a reference to that Director.

A reference in these Articles to the doing of any act by two or more Directors shall, in the case where the Company has only one Director, be construed as the doing of that act by that Director.

Any reference in these Articles to any enactment is a reference to that enactment as for the time being amended or enacted.

Save as aforesaid, any word or expression used in the Act and the Interpretation Act, Cap. 1 shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The headnotes and marginal notes are inserted for convenience only and shall not affect the construction of these Articles.

BUSINESS

3.	Subject to the provisions of the Act, any business which the Company is expressly or by implication empowered to undertake may be undertaken by the Directors at such time or times as they shall think fit, and further may be suffered by them to be in abeyance, whether such business may have been actually commenced or not, so long as the Directors may deem it expedient not to commence or proceed with such business.	Any business either expressly or by implication empowered to be undertaken may be undertaken by Directors.

PRIVATE COMPANY

4.	The Company is a private company, and accordingly:	Limited number of members and restrictions on the transfer of shares.

(a)    the number of the Members (not including persons who are in the employment of the Company or of its subsidiary and persons who having been formerly in the employment of the Company or of its subsidiary were while in the employment and have continued after the determination of that employment to be Members) shall be limited to fifty. Provided that for the purposes of this provision where two or more persons hold one or more shares in the Company jointly they shall be treated as a single Member; and

(b) the right to transfer the shares of the Company shall be restricted In the manner hereinafter appearing.

SHARES

5.	(A) Save to the extent permitted by the Act, none of the funds of the Company or of any subsidiary thereof shall be directly or indirectly employed in the purchase or subscription of or in loans upon the security of the Company’s shares.	Prohibition against financial assistance.

(B) Notwithstanding the provisions of Article 5(A) but subject to the Act, the Company may purchase or otherwise acquire its issued shares on such terms and in such manner as the Company may from time to time think fit. If required by the Act, any share that is so purchased or acquired by the Company shall, unless held in treasury in accordance with the Act, be deemed to be cancelled immediately on purchase or acquisition by the Company. On the cancellation of a share as aforesaid, the rights and privileges attached to that share shall expire. In any other instance, the Company may hold or deal with any such share which is so purchased or acquired by It in such manner as may be permitted by, and in accordance with, the Act.

6.	Save as provided by Section 161 of the Act, no shares may be issued by the Directors without the prior approval of the Company in General Meeting but subject thereto and to the provisions of these Articles, the Directors may allot and Issue shares or grant options over or otherwise dispose of the same to such persons on such terms and conditions and at such time as the Company in General Meeting may approve.	Issue of Shares.

7.	The rights attached to shares issued upon special conditions shall be clearly defined in the Memorandum of Association of the Company or these Articles. Without prejudice to any special right previously conferred on the holders of any existing shares or class of shares but subject to the Act and these Articles, shares in the Company may be issued by the Directors and any such shares may be issued with such preferred, deferred, or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise as the Directors may determine.	Special Rights.

8.	The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.	Treasury Shares.

9.	If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Act, whether or not the Company is being wound up, be varied or abrogated with the sanction of a Special Resolution passed at a separate General Meeting of the holders of	Variation of rights.

shares of the class and to every such Special Resolution the provisions of Section 184 of the Act shall with such adaptations as are necessary apply. To every such separate General Meeting the provisions of these Articles relating to General Meetings shall mutatis mutandis apply. Provided Always That:

(a)    the necessary quorum shall be two persons at least holding or representing by proxy or by attorney one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy or by attorney may demand a poll, but where the necessary majority for such a Special Resolution is not obtained at the Meeting, consent in writing if obtained from the holders of three-fourths of the issued shares of the class concerned within two months of the Meeting shall be as valid and effectual as a Special Resolution carried at the Meeting; or

(b)    where all the issued shares of the class are held by one person, the necessary quorum shall be one person and such holder of shares of the class present in person or by proxy or by attorney may demand a poll.

10.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class or by these Articles as are in force at the time of such issue, be deemed to be varied by the creation or issue of further shares ranking equally therewith.	Creation or issue of further shares with special rights.

*10A

11.	The Company may pay commissions or brokerage on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other.	Power to pay commission and brokerage.

12.	If any shares of the Company are issued for the purpose of raising money to defray the expenses of the construction of any works or the provisions of any plant which cannot be made profitable for a long period, the Company may, subject to the conditions and restrictions mentioned in the Act pay interest on such of the shares (excluding treasury shares) as is for the time being paid up and may charge the same to capital as part of the cost of the construction or provision.	Power to charge interest on capital.

13.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share, except an absolute right to the entirety thereof in the registered holder.	Exclusion of equities.

14.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividend payable in respect of such share and the joint holders of a share shall, subject to the provisions of the Act, be severally as well as jointly liable for the payment of all instalments and calls and interest due in respect of such shares. Such joint holders shall be deemed to be one Member and the delivery of a certificate for a *10A Notwithstanding anything contained in these Articles, the rights, privileges or conditions for the time being attached to or belonging to any class of shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall not be modified, affected, varied, extended or surrendered in any way or manner without the prior written consent of such bank, institution or person (or, as the case may be, such nominee, agent or trustee).	Joint holders.

* Amended by Special Resolutions passed at an Extraordinary General Meeting held on 30 May 2014.

share to one of several joint holders shall be sufficient delivery to all such holders.

15.	No person shall be recognised by the Company as having title to a fractional part of a share or otherwise than as the sole or a joint holder of the entirety of such share.	Fractional part of a share.

16.	If by the conditions of allotment of any shares the whole or any part of the amount of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share or his personal representatives, but this provision shall not affect the liability of any allottee who may have agreed to pay the same.	Payment of instalments.

17.	The certificate of title to shares in the capital of the Company shall be issued under the Seal in such form as the Directors shall from time to time prescribe and shall bear the autographic or facsimile signatures of at least one Director and the Secretary or a second Director or some other person appointed by the Directors, and shall specify the number and class of shares to which it relates and the amount paid and amount (if any) unpaid thereon. The facsimile signatures may be reproduced by mechanical or other means provided the method or system of reproducing signatures has first been approved by the Directors.	Share certificates.

18.	Every person whose name is entered as a Member in the Register shall be entitled within two months after allotment or within one month after the lodgment of any transfer to one certificate for ail his shares of any one class or to several certificates in reasonable denominations each for a part of the shares so allotted or transferred. Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and the Member shall pay a fee not exceeding S$2/- for each such new certificate as the Directors may determine.	Entitlement to certificate.

19.	If any certificate or other document of title to shares or debentures be worn out or defaced, then upon production thereof to the Directors, they may order the same to be cancelled and may issue a new certificate in lieu thereof. For every certificate so issued there shall be paid to the Company a fee not exceeding S$2/- as the Directors may determine. Subject to the provisions of the Act and the requirements of the Directors thereunder, if any certificate or document be lost or destroyed or stolen, then upon proof thereof to the satisfaction of the Directors and on such indemnity as the Directors deem adequate being given, and on the payment of a fee not exceeding S$2A as the Directors may determine, a new certificate or document in lieu thereof shall be given to the person entitled to such lost or destroyed or stolen certificate or document.	New certificates may be issued.

RESTRICTION ON TRANSFER OF SHARES

20.	Subject to the restrictions of these Articles, any Member may transfer all or any of his shares, but every transfer must be in writing and in the usual common form, or in any other form which the Directors may approve. The instrument of transfer of a	Form of Transfer.

share shall be signed both by the transferor and by the transferee, and by the witness or witnesses thereto and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Shares of different classes shall not be comprised in the same instrument of transfer.

21.	All instruments of transfer which shall be registered shall be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall {except in any case of fraud) be returned to the party presenting the same.	Retention of Transfers.

22.	No share shall in any circumstances be transferred to any infant or bankrupt or person of unsound mind.	Infant, bankrupt or unsound mind.

23.	The Directors may, in their absolute discretion, decline to register any transfer of shares on which the Company has a lien or to a person of whom they do not approve but shall in such event, within one month after the date on which the transfer was lodged with the Company send to the transferor and transferee notice of the refusal. If the Directors refuse to register a transfer they shall within one month of the date of application for the transfer by notice in writing to the applicant state the facts which are considered to justify the refusal to register the transfer.	Directors’ power to decline to register.

24.	The Directors may decline to register any instrument of transfer unless:	Instrument of transfer.

(a) such fee not exceeding S$2/- or such other sum as the Directors may from time to time require under the provisions of these Articles, is paid to the Company in respect thereof; and

(b)    the instrument of transfer is deposited at the Office or at such other place {if any) as the Directors may appoint accompanied by a certificate of payment of stamp duty (if any), the certificates of the shares to which the transfer relates and such other evidence as the Directors may reasonably require to show the light of the transferor to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do.

25.	The Company shall provide a book to be called “Register of Transfers” which shall be kept under the control of the Directors, and in which shall be entered the particulars of every transfer of shares.	Register of Transfers.

26.	The Register may be closed at such times and for such periods as the Directors may from time to time determine not exceeding in the whole thirty days in any year.	Closure of Register.

*26A

*26 B

TRANSMISSION OF SHARES

27.	In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the executors or administrators of the deceased, where he was a sole or only surviving holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein shall release the estate of a deceased Member (whether sole or joint) from any liability in respect of any share held by him.	Transmission on death.

28.	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon producing such evidence of title as the Directors shall require, be registered himself as holder of the share upon giving to the Company notice in writing of his desire or transfer such share to some other person. If the person so becoming entitled shall elect to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have another person registered he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer executed by such Member.	Persons becoming entitled on death or bankruptcy of Member may be registered.

29.	Save as otherwise provided by or in accordance with these Articles a person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to Meetings of the Company until he shall have been registered as a Member in respect of the share.	Rights of unregistered executors and trustees.

30.	There shall be paid to the Company in respect of the registration of any probate, letters of administration, certificate of marriage or death, power of attorney or other document relating to or affecting the title to any shares, such fee not exceeding S$2/- as the Directors may from time to time require or prescribe.	Fee for registration of probate etc.

CALLS ON SHARES

31.	The Directors may from time to time make such calls as they think fit upon the Members in respect of any moneys unpaid on their shares and not by the terms of the issue thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.	Calls on shares.

*26A    Notwithstanding anything contained in these Articles, (a) any bank, institution or person to whom any shares have been charged by way of security from time to time (or any nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager shall not be required to pay any fee and shall not be required to provide any evidence to prove its title to such shares or to prove the right of the transferor to make the transfer of such shares other than the certificates relating to the shares to be transferred and (b) the directors shall not decline to register any transfer of shares or suspend registration thereof or decline to accept any instrument of transfer where such transfer is requested by any bank, institution or person to whom the shares have been charged by way of security (or, as the case may be, such nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager and where such transfer is executed by such bank, institution, person, nominee, agent, trustee, receiver and/or manager, attorney or delegate pursuant to such security, and a certificate by any officer of such bank, institution, person nominee, agent, trustee, receiver and/or manager, attorney or delegate that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts.

*26B    For the avoidance of doubt, nothing contained in these Articles shall apply to restrict, hinder or otherwise prevent any transfer, sale or disposal of shares by any bank, institution or person to whom any shares have been charged by way of security from time to time (or any nominee, agent or trustee of or on behalf of such bank, institution or person) or any receiver and/or manager appointed by such bank, institution, person, nominee, agent or trustee or any attorney or delegate of such bank, institution, person, nominee, agent, trustee or receiver and/or manager to any person pursuant to the power of sale under such security.

*	Amended by Special Resolutions passed at an Extraordinary General Meeting held on 30 May 2014.

32.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be made payable by instalments.	Time when made.

33.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum due from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

Interest on calls.

34.	Any sum which by the terms of issue of a share becomes payable upon allotment or at any fixed date, shall for all purposes of these Articles be deemed to be a call duly made and payable on the date, on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.	Sum due on allotment.

35.	The Directors may on the issue of shares differentiate between the holders as to the amount of calls to be paid and the times of payments.	Power to differentiate.

36.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payments in advance of calls shall extinguish, so far as the same shall extend, the liability upon the shares in respect of which they are made, and upon the moneys so received or so much thereof as from time to time exceeds the amount of the calls then made upon the shares concerned the Company may pay interest at such rate not exceeding eight per cent per annum as the Member paying such sum and the Directors agree upon.	Payment in advance of calls.

FORFEITURE AND LIEN

37.	If any Member fails to pay in full any call or instalment of a call on the day appointed for payment thereof, the Directors may at any time thereafter serve a notice on such Member requiring payment of so much of the call or instalment as is unpaid together with any interest and expenses which may have accrued.	Notice requiring payment of calls.

38.	The notice shall name a further day (not being less than fourteen days from the date of service of the notice) on or before which and the place where the payment required by the notice is to be made, and shall state that in the event of non-payment in accordance therewith the shares on which the call was made will be liable to be forfeited.	Notice to state time and place.

39.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls and interest and expenses due in respect thereof be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.	Forfeiture on non-compliance with notice.

40.	A share so forfeited or surrendered shall become the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture or surrender the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Directors shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture or surrender may be cancelled on such terms as the Directors think fit. To give effect to any such sale, the Directors may, if necessary, authorise some person to transfer a forfeited or surrendered share to any such person as aforesaid.	Sale of shares forfeited.

41.	A Member whose shares have been forfeited or surrendered shall cease to be a Member in respect of the shares, but shall notwithstanding the forfeiture or surrender remain liable to pay to the Company all moneys which at the date of forfeiture or surrender were payable by him to the Company in respect of the shares with interest thereon at eight per cent per annum (or such lower rate as the Directors may approve) from the date of forfeiture or surrender until payment, but such liability shall cease if and when the Company receives payment in full of all such moneys in respect of the shares and the Directors may waive payment of such interest either wholly or in part.	Rights and liabilities of Members whose shares have been forfeited or surrendered

42.	The Company shall have a first and paramount lien and charge on every share (not being a fully paid share) registered in the name of each Member (whether solely or jointly with others) and on the dividends declared or payable in respect thereof for all calls and instalments due on any such share and interest and expenses	Company’s lien.

thereon but such lien shall only be upon the specific shares in respect of which such calls or instalments are due and unpaid and on all dividends from time to time declared in respect of the shares. The Directors may resolve that any share shall for some specified period be exempt from the provisions of this Article.

*42A

43.	The Company may sell in such manner as the Directors think fit any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after notice in writing stating and demanding payment of the sum payable and giving notice of intention to sell in default, shall have been given to the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy. To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.	Sale of shares subject to lien.

44.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall be paid to the person entitled to the shares at the date of the sale.	Application of proceeds of such sales.

*42A	Notwithstanding anything contained in these Articles, any bank, institution or person to whom any shares have from time to time been charged by way of security to secure the chargor’s or any other person’s obligations, liabilities and indebtedness (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall have a first fixed charge over such shares, ranking in priority over the lien expressed to be created under Article 42 (which shall in all respects be subject to such charge), whether the period for the payment, fulfilment, satisfaction or discharge of any obligation, liability and/or indebtedness secured by such charge shall have actually arrived or not, and regardless of when such charge and such security has been created, and such first fixed charge shall extend to all dividends from time to time declared, paid or payable in respect of such shares.

Amended by Special Resolutions passed at an Extraordinary General Meeting held on 30 May 2014.

45.	A statutory declaration in writing that the declarant is a Director of the Company and that a share has been duly forfeited or	Title to shares forfeited or

surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated therein as against all persons claiming to be entitled to the share, and such declaration and the receipt of the Company for the consideration (if any) given for the share on the sale, re-allotment or disposal thereof together with the certificate of proprietorship of the share under Seal delivered to a purchaser or allottee thereof shall (subject to the execution of a transfer if the same be required) constitute a good title to the share and the person to whom the share is sold, re-allotted or disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.	surrendered or sold to satisfy a lien.

*45A

ALTERATION OF CAPITAL

46.	Subject to any special rights for the time being attached to any existing class of shares, any new shares in the Company shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the General Meeting resolving upon the creation thereof shall direct and if no direction be given as the Directors shall determine subject to the provisions of these Articles and in particular (but without prejudice to the generality of the foregoing) such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company or otherwise.	Rights and privileges of new shares.

47.	Unless otherwise determined by the Company in General Meeting any new shares shall before issue be offered in the first instance to all the then holders of any class of shares in proportion as nearly as may be to the number of existing shares to which they are entitled. In offering such shares in the first instance to all the then holders of any class of shares the offer shall be made by notice specifying the number of shares offered and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Directors may dispose of those shares in such manner as they think most beneficial to the Company and the Directors may dispose of or not issue any such shares which by reason of the proportion borne by them to the number of holders entitled to any such offer or by reason of any other difficulty in apportioning the same cannot, in the opinion of the Directors, be conveniently offered under this Article.	Issue of new shares to Members.

48.	Except so far as otherwise provided by the conditions of issue or by these Articles all new shares shall be subject to the provisions of these Articles with reference to allotments, payment of calls, Hens, transfers, transmissions, forfeiture and otherwise.	New shares otherwise subject to provisions of Articles.

*45A	Notwithstanding anything contained in these Articles, no shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall be liable to be forfeited, sold, transferred, disposed of, re-allotted, cancelled or surrendered pursuant to Article 39, 40 or 43.

*	Amended by Special Resolutions passed at an Extraordinary General Meeting held on 30 May 2014.

49.	The Company may by Ordinary Resolution: (a) consolidate and divide all or any of its shares;	Power to consolidate, subdivide and convert shares.

(b)	subdivide its shares or any of them {subject nevertheless to the provisions of the Act). Provided always that in such subdivision the proportion between the amount paid and the amount {if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(c)	subject to the provisions of these Articles and the Act, convert any class of shares into any other class of shares.

50.	The Company may by Special Resolution reduce its share capital in any manner and with and subject to any incident authorised and consent required by law.	Power to reduce capital.

Without prejudice to the generality of the foregoing, upon cancellation of a share purchased or otherwise acquired by the Company pursuant to these Articles and the Act, the number of issued shares of the Company shall be diminished by the number of the shares so cancelled, and, where any such cancelled share was purchased or acquired out of the capital of the Company, the amount of share capital of the Company shall be reduced accordingly.

*50A

GENERAL MEETINGS

51.	(A) Unless otherwise determined by the Company in accordance with Section 175A of the Act, the Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other meetings in that year and not more than fifteen months shall elapse between the date of one Annual General Meeting of the Company and that of the next; provided that so long as the Company holds its First Annual General Meeting within eighteen months of its incorporation, it need not hold it in the year of its incorporation or in the following year.	Annual General Meeting.

	(B) All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.	Extraordinary General Meetings.

52.	The time and place of any General Meeting shall be determined by the Directors.	Time and place.

53.	The Directors may, whenever they think fit, convene an Extraordinary General Meeting and Extraordinary General Meetings shall also be convened on such requisition or, in default, may be convened by such requisitionists, as provided by Section 176 of the Act. If at any time there are not within Singapore sufficient Directors capable of acting to form a quorum at a meeting of Directors, any Director may convene an Extraordinary General	Calling of Extraordinary General Meetings.

*50A	Notwithstanding anything contained in these Articles, no shares or any class of shares for the time being forming part of the share capital of the Company which have been charged by way of security from time to time to any bank, institution or person (or any nominee, agent or trustee of or on behalf of such bank, institution or person) shall be subject to any consolidation, division, cancellation, subdivision or conversion into any other class of shares in any way or manner without the prior written consent of such bank, institution or person (or, as the case may be, such nominee, agent or trustee of or on behalf of such bank, institution or person).

Amended by Special Resolutions passed at an Extraordinary General Meeting held on 30 May 2014.

Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

54.	Subject to the provisions of the Act, at least fourteen clays’ notice in writing (exclusive both of the day on which the notice is served or deemed to be served and of the day for which the notice is given) of every General Meeting shall be given in the manner hereinafter mentioned to such persons (including the Auditors) as are under the provisions herein contained and the Act entitled to receive notice from the Company. Provided that a General Meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:	Notice of Meetings.

(a)	in the case of an Annual General Meeting by all the Members entitled to attend and vote thereat: and

(b)	in the case of an Extraordinary General Meeting by that number or majority in number of the Members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent, of the total voting rights of all the Members having a right to vote at that General Meeting.

Provided also that the accidental omission to give notice to, or the non-receipt by any person entitled thereto, shall not invalidate the proceedings at any General Meeting.

55.	(A) Every notice calling a General Meeting shall specify the place and the day and hour of the Meeting, and there shall appear with reasonable prominence in every such notice a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and to vote Instead of him and that a proxy need not be a Member.	Contents of notice.

(B) In the case of an Annual General Meeting, the notice shall also specify the Meeting as such.

(C) In the case of any General Meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of the business; and if any resolution is to be proposed as a Special Resolution or as requiring special notice, the notice shall contain a statement to that effect.

56.	Routine business shall mean and include only business transacted at an Annual General Meeting of the following classes, that is to say:	Routine business.

(a)	declaring dividends;

(b)	reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet;

(c)	appointing Auditors and fixing the remuneration of Auditors or determining the manner in which such remuneration is to be fixed; and

(d)	fixing the remuneration of the Directors proposed to be paid under Article 84.

PROCEEDINGS AT GENERAL MEETINGS

57.	No business shall be transacted at any General Meeting unless a quorum is present. Save as herein otherwise provided, two Members shall form a quorum save that:	Quorum.

(a)	in the event of a corporation being beneficially entitled to the whole of the issued shares in the capital of the Company one person representing such corporation shall be a quorum and shall be deemed to constitute a Meeting and, if applicable, the provisions of Section 179 of the Act shall apply; and

(b)	in the event the Company has only one Member, the Company may pass a resolution by that Member recording the resolution and signing the record in accordance with the provisions of Section 184G of the Act.

For the purpose of this Article, “Member” includes a person attending by proxy or by attorney or as representing a corporation which is a Member.

58.	If within half an hour from the time appointed for the Meeting a quorum is not present, the Meeting if convened on the requisition of Members shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and place, or to such other day and at such other time and place as the Directors may determine, and if at such adjourned Meeting a	Adjournment if quorum not present.

quorum is not present within fifteen minutes from the time appointed for holding the Meeting, the Meeting shall be dissolved. No notice of any such adjournment as aforesaid shall be required to be given to the Members.

59.	Subject to the provisions of the Act, the Members may participate in a General Meeting by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the General Meeting are able to hear and be heard by all other Members without the need for a Member to be in the physical presence of another Member(s) and participation in the General Meeting in this manner shall be deemed to constitute presence in person at such meeting. The Members participating in any such General Meeting shall be counted in the quorum for such General Meeting and subject to there being a requisite quorum under these Articles, all resolutions agreed by the Members in such General Meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Members duly convened and held. A General Meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Members attending the General Meeting, provided that at least one of the Members present at the General Meeting was at that place for the duration of the General Meeting.	General Meeting via conference telephone, video conference telephone or similar communications equipment.

60.	Subject to any additional requirements as may be imposed by the Act, all resolutions of the Members shall be adopted by a simple majority vote of the Members present and voting.	Voting.

61.	Subject to the provisions of the Act:	Resolutions by written means.

(a)	a Special Resolution may be passed by written means if the resolution indicates fhat if is a Special Resolution and if it has been formally agreed on any date by one or more Members who on that date represent at least 75 per cent, of the total voting rights of all Members who on that date would have the right to vote on that resolution at a General Meeting of the Company; and

(b)	an Ordinary Resolution is passed by written means if the resolution does not indicate that it is a Special Resolution and if it has been formally agreed on any date by one or more Members who on that date represent a majority of the total voting rights of all Members who on that date would have the right to vote on that resolution at a General Meeting of fhe Company.

A Special or Ordinary Resolution passed by written means may consist of several documents in the like form each signed by one or more of the Members who have the right to vote on that resolution at a General Meeting of the Company.

62.	The Chairman of the Board of Directors shall preside as Chairman at every General Meeting. If there be no such Chairman or if at any Meeting he be not present within ten minutes after the time appointed for holding the Meeting or be unwilling to act, the Members present shall choose some Director to be Chairman of the Meeting or, if no Director be present or if all the Directors present decline to take the Chair, one of their number present, to be Chairman.	Chairman.

63.	The Chairman may, with the consent of any Meeting at which a quorum is present (and shall if so directed by the Meeting) adjourn the Meeting from time to time (or sine dio) and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place. When a Meeting is adjourned for thirty days or more or sine die, notice of the adjourned Meeting shall be given as in the case of the original Meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned Meeting.	Adjournment.

64.	At any General Meeting a resolution put to the vote of the Meeting shall be decided on a show of hands unless a poll be (before or on the declaration of the result of the show of hands) demanded:	Method of voting.

(a) by the Chairman: or

(b) by any Member present in person or by proxy or by attorney or in the case of a corporation by a representative and entitled to vote at the meeting:

Provided Always that no poll shall be demanded on the election of a Chairman or on a question of adjournment Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost and an entry to that effect in the minute book shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. A demand for a poll may be withdrawn.

65.	If a poll be duly demanded (and the demand be not withdrawn) it shall be taken in such manner (including the use of ballot or voting papers) as the Chairman may direct and the result of a poll shall be deemed to be the resolution of the Meeting at which the poll was demanded. The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the Meeting to some place and time fixed by him for the purpose of declaring the result of the poll.	Taking a poll.

66.	If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same Meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the Chairman be of sufficient magnitude.	Votes counted in errror.

67.	In the case of equality of votes, whether on a show of hands or on a poll, the Chairman of the Meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a second or casting vote.	Chairman’s casting vote.

68.	A poll demanded on any question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the Meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.	Time for taking a poll.

69.	The demand for a poll shall not prevent the continuance of a Meeting for the transaction of any business, other than the question on which the poll has been demanded.	Continuance of business after demand for poll.

VOTES OF MEMBERS

70.	Subject to these Articles and to any special rights or restrictions as to voting attached to any class of shares hereinafter issued on a show of hands every Member entitled to vote who is present in person or by proxy or attorney or in the case of a corporation by a representative shall have one vote and on a poll every such Member shall have one vole for every share of which he is the holder.	Voting rights of Members.

71.	Where there are joint registered holders of any share any one of such persons may vote and be reckoned in a quorum at any Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative as if he were solely entitled thereto and if more than one of such joint holders be so present at any Meeting that one of such persons so present whose	Voting rights of joint holders.

name stands first in the Register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Member in whose name any share stands shall for the purpose of this Article be deemed joint holders thereof.

72.	A Member of unsound mind or whose person or estate is liable to be dealt with In any way under the law relating to mental disorders may vote whether on a show of hands or on a poll by his committee, curator bonis or such other person as properly has the management of his estate and any such committee, curator bonis or other person may vote by proxy or attorney. Provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the Meeting.	Voting rights of Members of unsound mind.

73.	Subject to the provisions of these Articles and the Act every Member shall be entitled to be present and to vote at any General Meeting either personally or by proxy or by attorney or in the case of a corporation by a representative and to be reckoned in a quorum in respect of shares fully paid and in respect of partly paid shares where calls are not due and unpaid.	Right to vote.

74.	No objection shall be raised to the qualification of any voter except at the Meeting or adjourned Meeting at which the vote objected to is given or tendered and every vote not disallowed at such Meeting shall be valid for all purposes. Any such objection made in due time shall be referred (o the Chairman of the Meeting whose decision shall be final and conclusive.	Objections.

75.	On a poll votes may be given either personally or by proxy or by attorney or in the case of a corporation by its representative and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.	Votes on a poll.

76.	An instrument appointing a proxy shall be in writing and:	Appointment of proxies.

(a) in the case of an individual shall be signed by the appointor or by his attorney; and

(b) in the case of a corporation shall be either under the common seal or signed by its attorney or by an officer on behalf of the corporation.

The Directors may, but shall not be bound to, require evidence of the authority of any such attorney or officer.

77.	Proxy need not be a Member.	Proxy need not be a Member.

78.	An instrument appointing a proxy or the power of attorney or other authority, if any, must be left at the Office or such other place (if any) as is specified for the purpose in the notice convening the Meeting not less than forty-eight hours before the time appointed for the holding of the Meeting or adjourned Meeting {or in the case of a poll before the time appointed for the taking of the poll) at which it is to be used and in default shall not be treated as valid unless the Directors otherwise determine.	Deposit of proxies.

79.	An instrument appointing a proxy shall be in the following form with such variations if any as circumstances may require or in such other form as the Directors may accept and shall be deemed to include the right to demand or join in demanding a poll, to move any resolution or amendment thereto and to speak at the meeting:	Form of proxies.

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

“I/We,

“of

“a Member/Members of the abovenamed Company

“hereby appoint

“of

“or whom failing

“of

“to vote for me/us and on my/our behalf

“at the (Annual, Extraordinary or Adjourned,

“as the case may be) General Meeting of

“the Company to be held on the      day

“of                      and at every adjournment thereof.

“As Witness my/our hand this      day of                     .”

An instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the Meeting as for the Meeting to which it relates and need not be witnessed.

80.	A vote given in accordance with the terms of an instrument of proxy (which for the purposes of these Articles shall also include a power of attorney) shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy, or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy was given. Provided that no intimation in writing of such death, insanity, revocation or transfer shall have been received by the Company at the Office (or such other place as may be specified for the deposit of instruments appointing proxies) before the commencement of the Meeting or adjourned Meeting (or in the case of a poll before the time appointed for the taking of the poll) at which the proxy is used.	Intervening death or insanity of principal not to revoke proxy.

81.	Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any Meeting of the Company or of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of the corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles (but subject to the Act) be deemed to be present in person at any such Meeting if a person so authorised is present thereat.	Corporations acting by representatives.

DIRECTORS

82.	Subject to the other provisions of Section 145 of the Act, there shall be at least one Director who is ordinarily resident in Singapore and there shall be no maximum number.	Number of Directors.

83.	A Director need not be a Member and shall not be required to hold any share qualification unless and until otherwise determined by the Company in General Meeting but shall be entitled to attend and speak at General Meetings.	Qualification.

84.	Subject to Section 169 of the Act, the remuneration of the Directors shall be determined from time to time by the Company in General Meeting, and shall be divisible among the Directors in such proportions and manner as they may agree and in default of agreement equally, except that in the latter event any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for the proportion of remuneration related to the period during which he has held office.	Remuneration of Directors.

85.	The Directors shall be entitled to be repaid all travelling or such reasonable expenses as may be incurred in attending and returning from meetings of the Directors or of any committee of the Directors or General Meetings or otherwise howsoever in or about the business of the Company in the course of the performance of their duties as Directors.	Travelling Expenses.

86.	Any Director who is appointed to any executive office or serves on any committee or who otherwise performs or renders services, which in the opinion of the Directors are outside his ordinary duties as a Director, may, subject to Section 169 of the Act, be paid such extra remuneration as the Directors may determine.	Extra Remuneration.

87.	(A) Other than the office of Auditor, a Director may hold any other office or place of profit under the Company and he or any firm of which he is a member may act in a professional capacity for the Company in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine. No Director or intending Director shall be disqualified by his office from transacting or entering into any arrangement with the Company either as vendor, purchaser or otherwise nor shall such transaction or arrangement or any transaction or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided nor shall any Director so transacting or being so interested be liable to account to the Company for any profit realised by any such transaction or arrangement by reason only of such Director holding that office or of the fiduciary relation thereby established.	Power of Directors to hold office of profit and to transact with Company.

	(B) Every Director shall observe the provisions of Section 156 of the Act relating to the disclosure of the interests of the Directors in transactions or proposed transactions with the Company or of any office or property held by a Director which might create duties or interests in conflict with his duties or interests as a Director. Subject to such disclosure, a Director shall be entitled to vote in respect of any transaction or arrangement in which he is interested and he shall he taken into account in ascertaining whether a quorum is present.	Directors to observe Section 156 of the Act.

88.	(A) A Director may be or become a director of or hold any office or place of profit (other than as Auditor) or be otherwise interested in any company in which the Company may be interested as vendor, purchaser, shareholder or otherwise and unless otherwise agreed shatl not be accountable for any fees, remuneration or other benefits received by him as a director or officer of or by virtue of his interest In such other company.	Holding of office in other companies.

	(B) The Directors may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner and in all respects as the Directors think fit in the interests of the Company (including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors of such company or voting or providing for the payment of remuneration to the directors of such company) and any such Director may vote in favour of the exercise of such voting powers in the manner aforesaid notwithstanding that he may be or be about to be appointed a director of such other company.	Directors may exercise voting power conferred by Company’s shares in another company.

MANAGING DIRECTORS

89.	The Directors may from time to time appoint one or more of their body to be Managing Director or Managing Directors of the Company and may from time to time (subject to the provisions of any contract between him or them and the Company) remove or dismiss him or them from office and appoint another or others in his or their places.	Appointment of Managing Directors.

90.	A Managing Director shall, subject to the provisions of any contract between him and the Company, be subject to the same provisions as to resignation and removal as the other Directors of the Company and if he ceases to hold the office of Director for any cause he shall ipso facto and immediately cease to be a Managing Director.	Resignation and removal of Managing Director.

91.	Subject to Section 169 of the Act, the remuneration of a Managing Director shall from time to time be fixed by the Directors and may, subject to these Articles, be by way of salary or commission or participation in profits or by any or all of these modes.	Remuneration of Managing Director.

92.	The Directors may from time to time entrust to and confer upon a Managing Director for the time being such of the powers exercisable under these Articles by the Directors as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.	Power of Managing Director.

VACATION OF OFFICE OF DIRECTORS

93.	The office of a Director shall be vacated in any one of the following events, namely:	Vacation of office of Director.

(a)	if he becomes prohibited from being a Director by reason of any order made under the Act; or

(b)	if he ceases to be a Director by virtue of any of the provisions of the Act or these Articles; or

(c)	subject to Section 146 of the Act, if he resigns by writing under his hand left at the Office; or

(d)	if he has a receiving order made against him or suspends payments or compounds with his creditors generally; or

(e)	if he is found lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

94.	The Company may by Ordinary Resolution remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director.	Removal of Directors.

95.	The Company may by Ordinary Resolution appoint another person in place of a Director removed from office under the immediately preceding Article.	Appointment in place of Director removed.

96.	The Company may by Ordinary Resolution appoint any person to be a Director and the Directors shall have power at any time and from time to time to appoint any person to be a Director either to till a casual vacancy or as an additional Director.	Power to fill casual vacancies and to appoint additional Director.

ALTERNATE DIRECTORS

97.	(A) Any Director may at any time by writing under his hand and deposited at the Office or by telefax sent to the Secretary appoint any person to be his Alternate Director and may in like manner at any time terminate such appointment. Any appointment or removal by telefax shall be confirmed as soon as possible by letter, but may be acted upon by the Company meanwhile.	Appointment of Alternate Directors.

(B) A Director or any other person may act as an Alternate Director to represent more than one Director and such Alternate Director shall be entitled at Directors’ meetings to one vote for every Director whom he represents in addition to his own vote if he is a Director.

(C) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render his office as a Director to be vacated and his appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

(D) An Alternate Director shall be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally, if his appointor is absent from Singapore or is otherwise unable to act as such Director, to perform all functions of his appointor as a Director (except the power to appoint an Alternate Director) and to sign any resolution in accordance with the provisions of Article 103.

(E) An Alternate Director shall not be taken into account in reckoning the minimum number of Directors allowed for the time being under these Articles but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote. Provided that in the event the Company has more than one Director, he shall not constitute a quorum under Article 100 if he is the only person present at the meeting notwithstanding that he may be an Alternate to more than one Direcior.

(F) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion (if any) of tine remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

PROCEEDINGS OF DIRECTORS

98.	(A) The Directors may meet together for the despatch of business, adjourn or otherwise regulate their meetings as they think fit. Subject to the provisions of these Articles, questions arising at any meeting shall be determined by a majority of votes and in case of an equality of votes the Chairman of the meeting shall have a second or casting vote.	Meetings of Directors.

(B) The Directors may participate in a meeting of the Directors by means of a conference telephone or a video conference telephone or similar communications equipment by which all persons participating in the meeting are able to hear and be heard by all other participants without the need for a Director to be in the physical presence of another Director(s) and participation in the meeting in this manner shall be deemed to constitute presence in person at such meeting. The Directors participating in any such meeting shall be counted in the quorum for such meeting and subject to there being a requisite quorum under these Articles, all resolutions agreed by the Directors in such meeting shall be deemed to be as effective as a resolution passed at a meeting in person of the Directors duly convened and held. A meeting conducted by means of a conference telephone or a video conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

(C) In the case of a meeting which is not held in person, the fact that a Director is taking part in the meeting must be made known to ail the other Directors taking part, and no Director may disconnect or cease to take part in the meeting unless he makes known to all other Directors taking part that he is ceasing to take part in the meeting.

99.	A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors.	Convening meetings of Directors.

100.	In the event the Company has more than one Director, the quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. Notwithstanding the foregoing, in the event the Company has only one Director, that Director shall form the quorum and may pass a resolution by recording the resolution and signing the record. A meeting of the Directors at which a quorum is present shall be competent to exercise ail the powers and discretions for the time being exercisable by the Directors.	Quorum.

101.	The continuing Directors may act notwithstanding any vacancies in their body. It and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles, any Member may summon a General Meeting for the purpose of appointing Directors.	Proceedings in case of vacancies.

102.	The Directors may from time to lime elect a Chairman and if desired a Deputy Chairman and determine the period for which he is or they are to hold office. The Deputy Chairman will perform the duties of the Chairman during the Chairman’s absence for any reason. The Chairman and in his absence the Deputy Chairman shall preside as Chairman at meetings of the Directors but if no such Chairman or Deputy Chairman be elected or if at any meeting the Chairman and the Deputy Chairman be not present within five minutes after the time appointed for holding the same, the Directors present shall choose one of their number to be Chairman of such meeting.	Chairman of Directors.

103.	A resolution in writing signed by a majority of Directors and being not less than are sufficient to form a quorum shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors. Provided that, where a Director has appointed an Alternate Director, the Director or (in lieu of the Director) his Alternate may sign. The expressions “in writing” and “signed” include approval by any such Director by telefax or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or Identification procedures and devices approved by the Directors.	Resolutions in writing.

104.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the Directors.	Power to appoint committees.

105.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.	Proceedings at committee meetings.

106.	All acts done by any meeting of Directors or of a committee of Directors or by any person acting as Director shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were or was disqualified or had vacated office or were not entitled to vote be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.	Validity of acts of Directors in spite of some formal defect.

GENERAL POWERS OF THE DIRECTORS

107.	The business and affairs of the Company shall be managed by or under the direction of the Directors. The Directors may exercise all such powers of the Company as are not by the Statutes or by these Articles required to be exercised by the Company in General Meeting. The Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company’s undertaking or property unless those proposals have been approved by the Company in General Meeting. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.	General powers of Directors to manage Company’s business.

108.	(A) The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in Singapore or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.	Directors may establish local boards or agencies.

	(B) The Directors may from time to time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons whether nominated directly or indirectly by the Directors to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with such attorney as the Directors may think fit and may also authorise any such attorney to subdelegate all or any of the powers, authorities and discretions vested in him.	Power to appoint attorneys.

109.	All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.	Signature of cheques and bills.

BORROWING POWERS

110.	Subject as hereinafter provided and to the provisions of the Statutes, the Directors may borrow or raise money from time to time for the purpose of the Company or secure the payment of such sums as they think fit and may secure the repayment or payment of such sums by mortgage or charge upon all or any of the property or assets of the Company or by the issue of debentures or otherwise as they may think fit.	Directors’ borrowing powers.

SECRETARY

111.	The Secretary or Secretaries shall and a Deputy or Assistant Secretary or Secretaries may be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary, Deputy or Assistant Secretary so appointed may be removed by them, but without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company. The appointment and duties of the Secretary or Secretaries shall not conflict with the provisions of the Act and in particular Section 171 thereof.	Secretary.

SEAL

112.	(A) The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or a committee of Directors authorised by the Directors in that behalf, and every instrument to which the Seal shall be affixed shall (subject to the provisions of these Articles as to certificates for shares) be signed by a Director and countersigned by the Secretary or a second Director or by some other person appointed by the Directors in place of the Secretary or such second Director for the purpose.	Seal.

	(B) The Company may exercise the powers conferred by the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.	Official Seal.

	(C) The Company may have a duplicate Common Seal as referred to in Section 124 of the Act which shall be a facsimile of the Common Seat with the addition on its face of the words “Share Seal.”	Share Seal.

AUTHENTICATION OF DOCUMENTS

113.	Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or ext/acts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager and other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.	Power to authenticate documents.

114.	A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of Directors which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.	Certified copies of resolution of the Directors.

DIVIDENDS

115.	The Company may by Ordinary Resolution declare dividends but (without prejudice to the powers of the Company to pay interest on share capital as hereinbefore provided) no dividend shall Ire payable except out of the profits of the Company, or in excess of the amount recommended by the Directors.	Payment of dividends.

116.	Subject to any rights or restrictions attached to any shares or class of shares and except as otherwise permitted under the Act:	Apportionment of dividends.

(a)	all dividends in respect of shares shall be paid in proportion to the number of shares held by a Member but where shares are partly paid all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and

(b)	all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid.

For the purposes of this Article, an amount paid or credited as paid on a share in advance of a call is to be ignored.

117.	If and so far as in fire opinion of the Directors the profits of the Company justify such payments, the Directors may pay the fixed preferential dividends on any class of shares carrying a fixed preferential dividend expressed to be payable on a fixed date on the half-yearly or other dates (if any) prescribed for the payment thereof by the terms of issue of the shares, and subject thereto may also from time to time pay to the holders of any other class of shares interim dividends thereon of such amounts and on such dates as they may think fit.	Payment of preference and interim dividends.

118.	No dividend or other moneys payable on or in respect of a share shall bear interest against the Company.	Dividends not to bear interest

119.	The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all sums of money (if any) presently payable by him to the Company on account of calls or in connection therewith.	Deduction for debts due to Company.

120.	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.	Retention of dividends on shares subject to lien.

121.	The Directors may retain the dividends payable on shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a Member or which any person under those provisions is entitled to transfer until such person shall become a Member in respect of such shares or shall duly transfer the same.	Retention of dividends on shares pending transmission.

122.	The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof. Alt dividends and other moneys payable on or in respect of a share that are unclaimed after first becoming payable may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend or any such moneys unclaimed after a period of six years from the date they are first payable may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion annul any such forfeiture and pay the moneys so forfeited to the person entitled thereto prior to the forfeiture.	Unclaimed dividends or other moneys.

123.	The Company may, upon the recommendation of tine Directors, by Ordinary Resolution direct payment of a dividend in whole or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company or in any one or more of such ways; and the Directors shall give effect to such Resolution and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of (he value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors.	Payment of dividend in specie.

124.	Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or, if several persons are registered as joint holders of the share or arc entitled thereto In consequence of the death or bankruptcy of the holder to any one of such persons or to such persons and such address as such persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be endorsed or the receipt of any such person shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.	Dividends payable by cheque.

125.	A transfer of shares shall not pass the right to any dividend declared on such shares before the registration of the transfer.	Effect of transfer.

RESERVES

126.	The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion Of the Directors, shall be applicable for meeting contingencies or for the gradual liquidation of any debt or liability of the Company or for repairing or maintaining the works, plant and machinery of the Company or for special dividends or bonuses or for equalising dividends or for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested.	Power to carry profit to reserve.

127.	The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to divide.	Manner of dealing with reserves.

BONUS ISSUES AND CAPITALISATION OF PROFITS AND RESERVES

128.	The Company may, upon the recommendation of the Directors, by Ordinary Resolution:	Power to issue free bonus shares and/or to capitalise profits.

(a)	issue bonus shares for which no consideration is payable to the Company, to the Members holding shares in the Company in proportion to their then holdings of shares; and/or

(b)	capitalise any sum for the time being standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of the profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend and accordingly that the Directors be authorised and directed to appropriate the sum resolved to be capitalised to the Members holding shares in the Company in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any shares held by such Members respectively, or in paying up in full new shares or debentures of the Company, such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Members in the proportion aforesaid or partly In one way and partly in the other.

129.	Whenever such a Resolution as aforesaid shall have been passed, the Directors may do all acts and things considered necessary or expedient to give effect to any such bonus issue and/or capitalisation with full power to the Directors to make such provisions as they think fit for any fractional entitlements which would arise on the basis aforesaid (including provisions whereby fractional entitlements are disregarded or the benefit thereof accrues to the Company rather than to the Members concerned).	Power of Directors to give effect to bonus issues and/or capitalisations.

The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for any such bonus issue or capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all such Members.

MINUTES AND BOOKS

130.	The Directors shall cause minutes to be made in books to be provided for the purpose:	Minutes.

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of Directors and of any committee of Directors;

(c)	of all Resolutions and proceedings at al! Meetings of the Company and of any class of Members, of the Directors and of committees of Directors; and

(d)	in the event the Company has only:-

(i) one Director, of all duly signed records of Resolutions passed, and all declarations made, by that Director; and

(ii) one Member, of all duly signed records of Resolutions passed by that Member.

131.	The Directors shall duly comply with the provisions of the Act and in particular the provisions with regard to registration of charges created by or affecting property of the Company with regard to keeping a Register of Directors and Secretaries, the Register, a Register of Mortgages and Charges and a Register of Directors’ Share and Debenture Holdings and with regard to the production and furnishing of copies of such Registers and of any Register of Holders of Debentures of the Company.	Keeping of Registers, etc.

132.	Any register, index, minute book, book of accounts or other book required by these Articles or by the Act to be kept by or on behalf of the Company may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Directors shall take adequate precautions for guarding against falsification and for facilitating discovery.	Form of registers, etc.

ACCOUNTS

133.	The Directors shall cause to be kept such accounting and other records as are necessary to comply with the provisions of the Act and shall cause those records to be kept in such manner as to enable them to be conveniently and properly audited.	Directors to keep proper accounts.

134.	Subject to the provisions of Section 199 of the Act, the books of accounts shall be kept at the Office or at such other place or places as the Directors think fit within Singapore. No Member (other than a Director or the holding company of the Company) shall have any right of inspecting any account or book or document or other recording of the Company except as is conferred by law or authorised by tire Directors or by an Ordinary Resolution of the Company.	Location and inspection.

135.	Subject to and in accordance with the provisions of the Act, the Directors shall cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.	Presentation of accounts.

136.	A copy of every balance sheet and profit and loss account which (or which but for Section 201C of the Act) is to be laid before a General Meeting of the Company (including every document required by the Act to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors’ report shall:	Copies of accounts.

(a)	not less than fourteen days before the date of the Meeting; or

(b)	if a resolution under Section 175A of the Act is in force, not less than twenty-eight days before the end of the period allowed for the laying of those documents,

be sent to every Member of, and every holder of debentures (if any) of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Act or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to any person of whose address the Company is not aware or to more than one of the joint holders of a share in the Company or the several persons entitled thereto in consequence of the death or bankruptcy of the holder or otherwise but any Member to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

AUDITORS

137.	Unless the Company is exempted under the provisions of the Act, Auditors shall be appointed and their duties regulated in accordance with the provisions of (he Act. Every Auditor of the Company shall have a right of access at all times to the accounting and other records of the Company and shall make his report as required by the Act.	Appointment of Auditors.

138.	Subject to the provisions of the Act, all acts done by any person acting as an Auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect In his appointment or that he was at the time of his appointment not qualified for appointment.	Validity of acts of Auditors in spite of some formal defect.

139.	The Auditors shall be entitled to attend any General Meeting and to receive all notices of and other communications relating to any General Meeting to which any Member is entitled and to be heard at any General Meeting on any part of the business of the Meeting which concerns them as Auditors.	Auditors’ right to receive notices of and attend at General Meetings.

NOTICES

140.	(A) Any notice may be given by the Company to any Member in any of the following ways:	Service of notice.

(a)	by delivering the notice personally to him; or

(b)	by sending it by prepaid mail to him at his registered address in Singapore or where such address is outside Singapore by prepaid air-mail; or

(c)	by sending a telefax containing the text of the notice to him at his registered fax number in Singapore or where such fax number is outside Singapore to such fax number outside Singapore or to any other address as might have been previously notified by the Member concerned to the Company; or

(d)	by sending an electronic communication containing the text of the notice in the manner provided in the Act.

(B) Any notice or other communication served under any of the provisions of these Articles on or by the Company or any officer of the Company may be tested or verified by telefax or telephone or such other manner as may be convenient in the circumstances but the Company and its officers are under no obligation so to test or verify any such notice or communication.

141.	All notices and documents (including a share certificate) with respect to any shares to which persons are jointly entitled shall be given to whichever of such persons is named first on the Register and notice so given shall be sufficient notice to all the holders of such shares.	Service of notices in respect of joint holders.

142.	Any Member with a registered address shall be entitled to have served upon him at such address any notice to which he is entitled under these Articles.	Members shall be served at registered address.

143.	A person entitled to a share in consequence of the death or bankruptcy of a Member or otherwise upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notice, shall be entitled to have served upon him at such address any notice or document to which the Member but for his death or bankruptcy or otherwise would be entitled and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any Member or given, sent or served to any Member using electronic communications in pursuance of these Articles shall (notwithstanding that such Member be then dead or bankrupt or otherwise not entitled to such share and whether or not the Company has notice of the same) be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder.	Service of notices after death etc. on a Member.

144.	(A) Any notice given in conformity with Article 140 shall be deemed to have been given at any of the following times as may be appropriate:	When service effected.

(a)	when it is delivered personally to the Member, at the time when it is so delivered;

(b)	when it is sent by prepaid mail to an address in Singapore or by prepaid air-mail to an address outside Singapore, on the day following that on which the notice was put into the post; and

(c)	when the notice is sent by telefax or electronic communication, on the day it is so sent or transmitted.

(B) In proving such service, sending or transmission, it shall be sufficient to prove that the letter containing the notice or document was properly addressed and put into the post as a prepaid letter or air-mail letter as the case may be or that a telefax or the electronic communication was properly addressed and transmitted in the manner provided in the Act.

145.	Any notice on behalf of the Company or of (he Directors shall be deemed effectual if it purports to bear the signature of the Secretary or other duly authorised officer of the Company, whether such signature is printed or written.	Signature on notice.

146.	When a given number of days’ notice or notice extending over any other period is required to be given the day of service shall not, unless it is otherwise provided or required by these Articles or by the Act, be counted in such number of days or period.	Day of service not counted.

147.	(A) Notice of every General Meeting shall be given in the manner hereinbefore authorised to:	Notice of General Meeting.

(a)	every Member;

(b)	every person entitled to a share in consequence of the death or bankruptcy or otherwise of a Member who but for the same would be entitled to receive notice of the Meeting; and

(c)	the Auditors.

(B) No other person shall be entitled to receive notices of General Meetings.

148.	The provisions of Articles 140, 144, 145 and 146 shall apply mutatis mutandis to notices of meetings of Directors or any committee of Directors.	Notice of meetings of Directors or any committee of Directors.

WINDING UP

149.	If the Company is wound up (whether the liquidation is voluntary, under supervision, or by the Court) the liquidator may, with the authority of a Special Resolution, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds and may for such purpose set such value as he deems fair upon any one or more class or classes of property to be divided as	Distribution of assets in specie.

aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator with the like authority thinks fit and the liquidation of the Company may be closed and the Company dissolved but so that no Member shall be compelled to accept any shares or other securities in respect of which there is a liability.

INDEMNITY

150.	Subject to the provisions of the Act, every Director. Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto and in particular and without prejudice to the generality of the foregoing no Director, Manager, Secretary or other officer of the Company shall be liable for the acts, receipts, neglects or defaults of any other Director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the Directors for or on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own negligence, wilful default, breach of duty or breach of trust.	Indemnity of Directors and officers.

SECRECY

151.	No Member shall be entitled to require discovery of or any information respecting any detail of the Company’s trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors it will be inexpedient in the interest of the Members of the Company to communicate to the public save as may be authorised by law.	Secrecy

NAME, ADDRESS AND OCCUPATION OF SUBSCRIBER

/s/ Tan Eng Heong Jeffery

Tan Eng Heong Jeffery 365 Holland Road
#10-03
Singapore 278639

Director

(authority given under Board resolution passed on 8 May 2014) for and on behalf of
UTAC HOLDINGS LTD 5 Serangoon North Avenue 5
Singapore 554916

Dated this 9th day of May, 2014

Witness to the above signature:-

/s/ Chew Pei Tsing

Chew Pei Tsing
Practising Chartered Secretary c/o Allen & Gledhill LLP
One Marina Boulevard #28-00
Singapore 018989

THE COMPANIES ACT, CAP. 50

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

UTAC MANUFACTURING SERVICES HOLDINGS PTE. LTD.

(Incorporating all amendments up to 30 May 2014)

Incorporated on the 9th day of May 2014

ALLEN &GLEDHILL LLP

ONE MARINA BOULEVARD #28-00

SINGAPORE 018989

LODGED IN THE OFFICE OF THE

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY, SINGAPORE.